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                              MEDI-JECT CORPORATION

                1998 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

       1. PURPOSE OF PLAN

       This plan shall be known as the "Medi-Ject Corporation 1998 Stock Option Plan For Non-Employee Directors" and is hereinafter referred to as the "Plan." The purpose of the Plan is to promote the interests of Medi-Ject Corporation, a Minnesota corporation (the "Company"), by enhancing its ability to attract and retain the services of experienced and knowledgeable non-employee directors and by providing additional incentive for such directors to increase their interest in the Company's long-term success and progress. Options granted under this Plan shall be nonqualified stock options which do not qualify as incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

       2. STOCK SUBJECT TO PLAN

       Subject to the provisions of Section 10 hereof, the stock to be subject to options under the Plan shall be authorized but unissued shares of the Company's common stock, $.01 par value per share (the "Common Stock"). Subject to the adjustment as provided in Section 10 hereof, the maximum number of shares for which options may be exercised under this Plan shall be 150,000 shares. If an option under the Plan expires, or for any reason is terminated or unexercised with respect to any shares, such shares shall again be available for options thereafter granted during the term of the Plan.

       3. ADMINISTRATION OF PLAN

       The Plan shall be administered by a committee composed of members of the Board of Directors of the Company (the "Committee"). The Committee shall have plenary authority in its discretion, subject to the express provisions of this Plan including the restrictions contained in Section 11 below, to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations on the foregoing matters shall be final and conclusive.

       4. ELIGIBILITY

       (a) Each director of the Company who is not otherwise an employee of the Company or any subsidiary of the Company (an "Eligible Director") shall be eligible to participate in the Plan.
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       (b) An option to purchase 10,000 shares of Common Stock shall be granted automatically on the day that any Eligible Director is first elected to the Board of Directors; provided, however, that if such day is not a business day, such grant shall be effective on the first business day following such election. Such grants shall only be made to Eligible Directors who were not directors of the Company on the date this Plan is adopted by the Board of Directors.

       (c) An option to purchase 5,000 shares of Common Stock shall be granted automatically on the date this Plan is adopted by the Board of Directors (February 11, 1998) subject to shareholder approval of this Plan as provided in
Section 13 hereof, and, thereafter, an option to purchase 5,000 shares of Common Stock shall be granted automatically on the first business day of each calendar year (the "Annual Option Grant Date") during the term of the Plan, beginning on January 4, 1999, to each Eligible Director in office on such Annual Option Grant Date.

       (d) Notwithstanding the above, any Eligible Director may elect not to receive any option, in whole or in part, which would otherwise be granted to such Eligible Director pursuant to the terms hereof by giving notice of such election to the Company.

       5. PRICE

       The option price for all options granted under the Plan shall be the fair market value of the shares covered by the option on the date the option is granted. For purposes of this Plan, the fair market value of the Common Stock on a given date shall be (i) the last sale price of the Common Stock as reported on the Nasdaq Stock Market on such date, if the Common Stock is then quoted on the Nasdaq Stock Market or (ii) the closing price of the Common Stock on such date on a national securities exchange, if the Common Stock is then being traded on a national securities exchange. If on the date as of which the fair market value is being determined the Common Stock is not publicly traded, the Committee shall make a good faith attempt to determine such fair market value and, in connection therewith, shall take such actions and consider such factors as it deems necessary or advisable.

       6. TERM

       Each option shall, subject to the provisions of Section 8 hereof, expire 10 years from the date on which the option was granted.

       7. EXERCISE OF OPTION

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       (a) Options granted under the Plan shall not be initially exercisable by the optionee but shall become exercisable in full on the first anniversary of the date of grant.

       (b) The exercise of any option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws. An optionee desiring to exercise an option may be required by the Company, as a condition of the effectiveness of any exercise of an option granted hereunder, to agree in writing that all Common Stock to be acquired pursuant to such exercise shall be held for his or her own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will not be transferred or disposed of except in compliance with applicable federal and state securities laws.

       (c) An optionee electing to exercise an option shall give written notice to the Company of such election and of the number of shares subject to such exercise. The full purchase price of such shares shall be tendered with such notice of exercise. Payment shall be made to the Company either (i) in cash (including check, bank draft or money order), or (ii) by delivering the Company's Common Stock already owned by the optionee having a fair market value on the date of exercise equal to the full purchase price of the shares, or (iii) by any combination of cash and the method specified in (ii) of this sentence. For purposes of the preceding sentence, the fair market value of Common Stock tendered shall be determined as provided in Section 5 hereof as of the date of exercise. Until such person has been issued a certificate or certificates for the shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such shares.

       8. EFFECT OF TERMINATION OF DIRECTORSHIP OR DEATH OR DISABILITY

       (a) In the event that an optionee shall resign or be removed without cause as a member of the Board of Directors of the Company or its subsidiaries, such optionee shall have the right to exercise the option for a period of ninety
(90) days after such resignation or removal to the extent of the full number of shares he or she was entitled to purchase under the option on the date of termination, subject to the condition that no option shall be exercisable after the expiration of the term of the option.

       (b) In the event that an optionee shall die or become disabled while a Director of the Company or its subsidiaries, such optionee (or such optionee's guardian, administrators or personal representative) shall have the right to exercise the option for a period of one year after the date of such death or disability to the extent of the full number of shares he or she was entitled to purchase under the

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option on the date of death or disability, subject to the condition that no option shall be exercisable after the expiration of the term of the option.

       (c) In the event that an optionee shall cease to be a director of the Company by reason of his or her gross and willful misconduct during the course of his or her service as a director of the Company, including but not limited to wrongful appropriation of funds of the Company, or the commission of a gross misdemeanor or felony, the option shall be terminated as of the date of the misconduct.

       (d) Nothing in this Plan or in any agreement hereunder shall confer on any optionee any right to continue as a director of the Company or affect in any way any legal rights with respect to termination of such directorship or removal of such optionee as a director.

       9. NON-TRANSFERABILITY

       No option granted under the Plan shall be transferable by an optionee, otherwise than by will or the laws of descent or distribution. Except as provided in Section 8 herein with respect to disability of the optionee, during the lifetime of an optionee, the option shall be exercisable only by such optionee.

       10. DILUTION OR OTHER ADJUSTMENTS

       If there shall be any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend (of whatever amount), stock split or other change in the corporate structure, appropriate adjustments in the Plan and outstanding options shall be made. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan, the number of shares subject to outstanding options and the exercise prices thereof in order to prevent dilution or enlargement of option rights.

       11. AMENDMENT OR DISCONTINUANCE OF PLAN

       If there shall be any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend (of whatever amount), stock split or other change in the corporate structure, appropriate adjustments in the Plan and outstanding options shall be made. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan, the number of shares subject to outstanding options and the option exercise prices thereof in order to prevent dilution or enlargement of option rights.

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       12. TIME OF GRANTING

       Unless the Plan shall have been discontinued as provided in Section 12 hereof, the Plan shall terminate upon the expiration of 10 years from the date upon which it takes effect as provided in Section 13 hereof. No option may be granted after such termination, but termination of the Plan shall not, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted.

       13. EFFECTIVE DATE AND TERMINATION OF PLAN

       (a) The Plan was approved by the Board of Directors on February 11, 1998, and shall be effective from that date, subject to the approval by shareholders of the Company. In the event shareholder approval is not obtained, this Plan shall be of no force or effect, and any option previously granted hereunder shall terminate. The Plan shall be submitted for approval to shareholders of the Company within 12 months of the effective date.

       (b) Unless the Plan shall have been discontinued as provided in Section 11 hereof, the Plan shall terminate on February 11, 2008. No option may be granted after such termination, but termination of the Plan shall not, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted.

       14. GOVERNING LAW

       The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Minnesota and construed accordingly.

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